BIOFORCE NANOSCIENCES HOLDINGS, INC.

                 AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

1. ESTABLISHMENT AND PURPOSE.

      1.1 Establishment. BioForce Nanosciences, Inc., a Delaware corporation ("BioForce") previously established the Amended and Restated BioForce Nanosciences, Inc. 2000 Stock Incentive Plan (the "2000 Plan"). In 2003, BioForce established the BioForce Nanosciences, Inc. 2003 Stock Option Plan (the "2003 Plan"). In 2006, BioForce merged (the "Merger") with and into a Subsidiary of BioForce Nanosciences Holdings, Inc., a Nevada corporation f/k/a Silver River Ventures, Inc. (the "Company") pursuant to the Agreement and Plan of Merger dated as of November 20, 2005 (the "Merger Agreement"). Subsequent to the Merger, the Company established the BioForce Nanosciences Holdings, Inc. 2006 Equity Incentive Plan (the "2006 Plan"). The 2000 Plan, the 2003 Plan and the 2006 Plan are each hereby amended and restated in their entirety as this BioForce Nanosciences Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan (the "Plan"). All previous awards, grants, and issuances under the 2000 Plan, the 2003 Plan and the 2006 Plan are governed by the Plan.

      1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by providing officers, directors, key employees, consultants and other independent contractors of the Company and Affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and Affiliates largely depends, with additional incentive to perform in a superior manner. A purpose of the Plan also is to attract and retain personnel of experience and ability to the service of the Company and Affiliates, and to reward such individuals for achievement of corporate and individual performance goals.

2. DEFINITIONS.

      2.1 "Affiliate" means an affiliate of the Company, with the word "affiliate" as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act.

      2.2 "Award" means a Stock Grant or a grant of Non-statutory Stock Options or Incentive Stock Options or Stock Appreciation Rights pursuant to the provisions of the Plan.

      2.3 "BioForce" has the meaning set forth in Section 1.1.

      2.4 "Board of Directors" or "Board" means the board of directors of the Company.

      2.5 "Code" means the Internal Revenue Code of 1986, as amended.

      2.6 "Change in Control" means, with respect to the Company, the occurrence of any of the following events, unless stated otherwise in an Award or as otherwise required by Code Section 409A to avoid the additional taxes therein:
(i) any "person," as the term is used in Section 3 of the Exchange Act (other than a Company employee benefit plan or a trust created to hold Common Stock beneficially owned by Employees) who is or becomes the "beneficial owner" as

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defined in Rule 16a-1 under the Exchange Act, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of either the total fair market value or the total voting power of the stock of the Company; (ii) consummation of a plan of reorganization, merger, or consolidation, in which the shareholders of the Company own less than fifty percent (50%) of the outstanding voting securities of the surviving entity;
(iii) a sale, during a twelve month period, of substantially all of the Company's assets; (iv) a liquidation or dissolution of the Company or a similar transaction; (v) a majority of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board of Directors prior to the date of the appointment or election. Notwithstanding the preceding, seventy percent (70%) shall be substituted for fifty percent (50%) in clause (i) for purposes of determining a Change in Control with respect to any Incentive Stock Options issued under the 2003 Plan. In no circumstances shall the closing of the Merger be considered a Change in Control for purposes hereunder.

      2.7 "Committee" or "Plan Administrator" means the Board or if delegated by the Board, the compensation committee of the Board or other committee of the Board, consisting of two or more directors appointed by the Board who are "non-employee directors," as defined in Rule 16b-3 promulgated by the SEC under the Exchange Act, and "outside directors" as defined in Treas. Reg. 1.162-27 promulgated under the Code.

      2.8 "Common Stock" means the common stock of the Company.

      2.9 "Company" has the meaning set forth in Section 1.1.

      2.10 "Covered Employee" has the meaning set forth in Code Section 162(m)(3)(A).

      2.11 "Date of Grant" means the date an Award is effective pursuant to the terms hereof.

      2.12 "Disability" has the meaning set forth in Code Section 409A or any regulations or other guidance thereunder; except that "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code as applied to Incentive Stock Options issued under the 2003 Plan.

      2.13 "Effective Date" has the meaning set forth in Section 21.

      2.14 "Employee" means any person who, on the particular Date of Grant or other time of determination as the context requires, is currently employed by the Company or an Affiliate.

      2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      2.16 "Exercise Notice" has the meaning set forth in Section 12.

      2.17 "Fair Market Value" means, as of any date, the fair market value of one share of Common Stock as determined by the Committee in a manner consistent with Code Section 409A and any regulations or other guidance thereunder (except that, as applied to Incentive Stock Options, such value shall be determined in a manner consistent with Code Section 422 and any regulations thereunder) and applicable SEC and Exchange Act rules or regulations. It is the intent that such determinations shall be made in such a manner so that the Plan and Awards granted hereunder are not subject to the additional taxes referenced in Code
Section 409A.


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      2.18 "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to Section 9 of the Plan.

      2.19 "Merger" has the meaning set forth in Section 1.1.

      2.20 "Merger Agreement" has the meaning set forth in Section 1.1.

      2.21 "Non-statutory Stock Option" means an Option that is not an Incentive Stock Option.

      2.22 "Option" means an Award granted under Section 8 or Section 9 of the Plan.

      2.23 "Option Period" means the time period within which the Option holder may exercise the right to purchase shares of Common Stock under an Award.

      2.24 "Outside Director" means a director of the Company who is not also an Employee.

      2.25 "Participant" means an Employee, a non-Employee consultant, independent contractor, officer or director of the Company or an Affiliate chosen by the Committee to participate in the Plan.

      2.26 "Retirement" means a termination of employment other than a Termination for Cause after attaining age 60 and 10 years of service as an Employee of the Company.

      2.27 "SEC" means the U.S. Securities and Exchange Commission.

      2.28 "Stock Appreciation Rights" means an Award granted under Section 10 of the Plan.

      2.29 "Stock Grant" means a grant of shares of Common Stock accompanied by such restrictions, if any, as may be determined by the Committee under Section 7 of the Plan.

      2.30 "Subsidiary" means a subsidiary as defined in Section 424(f) of the Code or any successor provision thereto.

      2.31 "Termination for Cause" means the termination of employment or other services for gross negligence, personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or for an Employee with an employment agreement or a consultant or independent contractor with a services contract that defines the term, it shall have the same meaning as set forth in such employment agreement or services contract.


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      2.32 "2000 Plan" has the meaning set forth in Section 1.1.

      2.33 "2003 Plan" has the meaning set forth in Section 1.1.

      2.34 "2006 Plan" has the meaning set forth in Section 1.1.


3. ADMINISTRATION.

      3.1 General. The Plan shall be administered by the Committee. The Committee shall act by vote or written consent of a majority of its members. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable with respect to Participants. All determinations and interpretations made by the Committee shall be binding and conclusive on such Participants and on their legal representatives and beneficiaries. In determining the number of shares of Common Stock with respect to which Options and Stock Grants are exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

      3.2 Limitation on Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Committee is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him or her in such capacity under or with respect to the Plan, the Company shall indemnify such member against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Company and Affiliates and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

4. TYPES OF AWARDS.

      Awards under the Plan may be granted in any one or a combination of:

      (a) Stock Grants;

      (b) Non-statutory Stock Options;


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      (c) Incentive Stock Options; and

      (d) Stock appreciation rights,

as defined in Sections 7, 8, 9 and 10 of the Plan.

      Subject to the other terms and conditions set forth herein, the Committee shall, in its discretion, determine from time to time which Participants will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-statutory Stock Option (except that Incentive Stock Options may only be awarded to those persons described in Code Section 422(a)(2) as eligible recipients of incentive stock options), the exercise price of an Option, and the restrictions, if any, which will be applicable to each Stock Grant or Stock Appreciation Right. In making all such determinations, the Committee shall take into account the duties, responsibilities and performance of each respective Participant, his or her present and potential contributions to the growth and success of the Company, his or her compensation, and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.

      No Participant shall have any voting or dividend rights or other rights of a shareholder in respect of any shares of Common Stock covered by an Option prior to the time that the Participant's name is recorded on the Company's shareholder records as the holder of record of such shares acquired pursuant to the exercise of an Option.

5. STOCK SUBJECT TO THE PLAN.

      Subject to adjustment as provided in Section 18, the maximum number of shares reserved for Stock Grants and for purchase pursuant to the exercise of Options under the Plan is seven million one hundred ninety-seven thousand two hundred forty-five (7,197,245) shares, all of which may be awarded in the form of Incentive Stock Options. Of the total shares of Common Stock available under the Plan, Awards with respect to no more than one million (1,000,000) shares of Common Stock shall be issued to any Participant in any calendar year.

      The shares of Common Stock subject to the Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that Options are granted and Stock Grants are made under the Plan, the shares underlying such Options and Stock Grants will be unavailable for future grants under the Plan except that, to the extent that the Options or Stock Grants granted under the Plan are forfeited, terminate, expire or are canceled without having been exercised, new Awards may be made with respect to such shares.


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6. ELIGIBILITY.

      Employees and others who are not employees, including non-Employee independent contractors, consultants, directors and officers, of the Company or Affiliates shall be eligible to receive Stock Grants, Stock Appreciation Rights and Non-statutory Stock Options under the Plan. Employees (including officers and directors who are also Employees) of the Company or any Subsidiary shall be the only Participants eligible to receive Incentive Stock Options.

7. STOCK GRANTS.

      7.1 Eligible Recipients. The Committee may, from time to time, grant Stock Grants to Participants eligible to receive Stock Grants as set forth in Section 6.

      7.2 General Terms. Except to the extent provided herein, each Stock Grant may be accompanied by such conditions, restrictions, and contingencies, or may be made without any, as may be determined in the discretion of the Committee as provided in the Award. Such conditions, restrictions, and contingencies may include, without limitation, requirements that the Participant remain in the continuous employment or service of the Company or Affiliates for a specified period of time, that the Participant meet designated individual performance goals, or that the Company, an Affiliate, or a combination thereof, meet designated performance goals.

      7.3 Issuance Procedures. A stock certificate representing the number of shares of Common Stock covered by a Stock Grant shall be registered in the Participant's name and may be held by the Participant; provided however, unless the Committee provides otherwise in the specified Award or otherwise consents in writing, if a Stock Grant is subject to certain restrictions, the shares of Common Stock covered by such Stock Grant shall be registered in the Participant's name and held in custody by the Company. Unless the Committee provides otherwise in the specified Award or otherwise consents in writing, a Participant who has been awarded a Stock Grant shall have the rights and privileges of a shareholder of the Company as to the shares of Common Stock covered by such Stock Grant, including the right to receive dividends and the right to vote such shares, except that the dividends shall be accumulated in an escrow account by the Company and shall not be paid to the Participant unless and until the expiration or satisfaction of any restrictions or performance requirements applicable to Common Stock with respect to which the dividend is paid. None of the shares of Common Stock covered by the Stock Grant may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the expiration or satisfaction of any applicable restrictions or performance requirements. Unless the Committee provides otherwise in the specified Award or otherwise consents in writing, all of the shares of Common Stock covered by a Stock Grant shall be forfeited and all rights of a Participant who has been awarded such Stock Grant to such shares shall terminate without further obligation on the part of the Company in the event that any applicable restrictions or performance requirements do not expire or are not satisfied. Upon forfeiture of shares of Common Stock, such shares shall be transferred to the Company without further action by the Participant. Upon the expiration or satisfaction of any applicable restrictions, whether in the ordinary course or under circumstances set forth in Section 7.4, certificates evidencing shares of Common Stock subject to the related Stock Grant shall be delivered to the Participant, or the Participant's beneficiary or estate, as the case may be, free of such restrictions and applicable restrictive legends.


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      7.4 Acceleration. If the Committee so provides in the specified Award or otherwise consents in writing, the vesting and the lifting of conditions, restrictions and contingencies in whole or in part may be accelerated for any reason or upon the occurrence of any event.

8. NON-STATUTORY STOCK OPTIONS.

      8.1 Grants to Participants. The Committee may, from time to time, grant Non-statutory Stock Options to Participants eligible to receive Non-Statutory Stock Options as set forth in Section 6.

      8.2 Terms of Non-Statutory Options. Non-statutory Stock Options granted under the Plan are subject to the following terms and conditions:

      (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined on the date the Option is granted as specified in the Award. Such per share purchase price shall be equal to at least the Fair Market Value on the Date of Grant, unless the Committee provides otherwise in the specified Award, in which case the terms of such Non-statutory Stock Option shall comply with the requirements of Code
Section 409A to avoid the additional taxes referenced therein. Unless the Committee provides otherwise in the specified Award or consents in writing, shares may be purchased pursuant to a Non-statutory Stock Option only upon full payment of the purchase price in cash. If the Committee so provides in the specified Award or otherwise consents in writing, payment of the purchase price may be made, in whole or in part, through the exchange of previously held shares of Common Stock (or through the withholding of shares of Common Stock to be received by the Participant upon exercise of the Non-statutory Stock Option) at the Fair Market Value of such shares on the date of surrender. The Participant may make deemed or constructive transfers of shares in lieu of actual transfer and physical delivery of certificates.

      (b) Option Period Generally. The Committee shall determine the Option Period during which each Non-statutory Stock Option may be exercised as set forth in the Award.

      (c) Installments. The Committee shall determine the date on which each Non-statutory Stock Option may be exercised as set forth in the Award and may provide that a Non-statutory Stock Option is exercisable in installments. If the Committee so provides in the specified Award or otherwise consents in writing, the shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable.

      (d) Acceleration. If the Committee so provides in the specified Award or otherwise consents in writing, the vesting and the earliest time during which any Non-statutory Stock Option may be exercised in whole or in part may be accelerated for any set reason or upon the occurrence of any set event.


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      (e) Extension by Committee. The Committee, at the time of grant as set forth in the Award or anytime thereafter, may extend the Option Period of a Non-statutory Stock Option for a period not exceeding five (5) years following a Participant's termination of service.

      (f) Termination of Service.

            (i) Termination for Cause. Unless the Committee provides otherwise in the specified Award or otherwise consents in writing, in the event of Termination for Cause, all rights under the Participant's Non-statutory Stock Options shall expire upon termination.

            (ii) Termination for Death or Disability. Unless the Committee provides otherwise in the specified Award or otherwise consents in writing, in the event of termination of a Participant's employment with or provision of service to the Company and all Affiliates because of the death or Disability of such Participant, all Non-statutory Stock Options held by the Participant, shall be exercisable only as to those shares that were immediately purchasable at such time by the Participant or the Participant's legal representatives or beneficiaries and only for up to ninety (90) days following the date of the termination.

            (iii) Termination for Other Reasons. Unless the Committee provides otherwise in the specified Award or otherwise consents in writing, upon the termination of a Participant's employment with or provision of service to the Company and all Affiliates because of any reason other than death, Disability or Termination for Cause, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for up to thirty (30) days following termination.

      (g) Other Conditions, Restrictions, Contingencies. Each Award may specify other conditions, restrictions and contingencies to which the Non-statutory Stock Option is subject as deemed appropriate in the sole discretion of the Committee.

      (h) Change in Control. If the Committee so provides in the specified Award, upon fifteen (15) days advance written notice by the Company to the Participant of the Company's intent to consummate a Change in Control, the Company shall have the right, exercisable in the Company's sole discretion, to require that the Participant exercise the Participant's right to purchase all the shares that the Participant has a vested right to purchase under an existing Award within such fifteen-day period. If the Participant fails to exercise such right as to all the shares that the Participant has a vested right to purchase within such fifteen-day period, then to the extent not so exercised, all remaining purchase rights under the outstanding Options (regardless of their vested status) shall be immediately forfeited to the Company.

      8.3 Withholding. As a condition to the exercise of any Non-statutory Stock Option granted hereunder, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. Such arrangements may include the deduction of any such required withholding from any payments due or to become due to the Participant.


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      8.4 Reload Option. If the Committee permits, and a Participant pays for all or any portion of the aggregate Non-statutory Stock Option exercise price with shares of Common Stock or withholding a number of shares upon exercise of an Non-statutory Stock Option, the Committee may grant a reload Non-statutory Stock Option. Such reload Non-statutory Stock Option may grant the Participant a new Non-statutory Stock Option for the number of shares of Common Stock equal to the number tendered as consideration for the purchase of shares under the former Non-statutory Stock Option under terms satisfactory to the Committee.

9. INCENTIVE STOCK OPTIONS.

      9.1 Grants to Employees. The Committee may, from time to time, grant Incentive Stock Options to Participants eligible to receive Incentive Stock Options as set forth in Section 6.

      9.2 Terms of Incentive Stock Options. Incentive Stock Options granted under the Plan are subject to the following terms and conditions:

      (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value on the Date of Grant. However, if a Participant owns Common Stock representing more than 10% of the total combined voting power of all classes of Common Stock of the Company (or under Section 425(d) of the Code is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value on the Date of Grant. Unless the Committee provides otherwise in the specified Award or consents in writing, shares may be purchased pursuant to an Incentive Stock Option only upon full payment of the purchase price in cash. If the Committee so provides in the specified Award or otherwise consents in writing, payment of the purchase price may be made, in whole or in part, through the exchange of previously held shares of Common Stock (or through the withholding of shares of Common Stock to be received by the Participant upon exercise of the Incentive Stock Option) at the Fair Market Value of such shares on the date of surrender. The Participant may make deemed or constructive transfers of shares in lieu of actual transfer and physical delivery of certificates.

      (b) Option Period Generally. The Committee shall determine the Option Period during which each Incentive Stock Option may be exercised as set forth in the Award, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten years from the Date of Grant. If at the time an Incentive Stock Option is granted to an Employee, the Employee owns Common Stock representing more than 10% of the total combined voting power of the Company (or, under Section 425(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant.


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      (c) Transfer Restrictions. No Incentive Stock Option granted under the
Plan is transferable, except by will or the laws of descent and distribution. During the lifetime of the Participant granted an Incentive Stock Option, such Participant is the only one who may exercise such Incentive Stock Option.

      (d) Installments. The Committee shall determine the date on which each Incentive Stock Option shall become exercisable as set forth in the Award and may provide that an Incentive Stock Option is exercisable in installments. If the Committee so provides in the specified Award or otherwise consents in writing, the shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code.

      (e) Acceleration. If the Committee so provides in the specified Award or otherwise consents in writing, the vesting and the earliest time during which any Incentive Stock Option may be exercised in whole or in part may be accelerated for any set reason or upon the occurrence of any set event, provided that it is consistent with the terms of Section 422 of the Code.

      (f) Extension by Committee. The Committee, at the time of grant as set forth in the Award or anytime thereafter, may extend the Option Period of an Incentive Stock Option for a period not exceeding five (5) years following a Participant's termination of service; provided, however, that such Option is not eligible for treatment as an incentive stock option in the event such Option is exercised more than three (3) months following the date of the Participant's cessation of employment. Notwithstanding anything to the contrary contained herein, in no event shall the Option Period extend beyond the expiration of the Incentive Stock Option term.

      (g) Termination of Service.

            (i) Termination for Cause. Unless the Committee provides otherwise in the specified Award or otherwise consents in writing, in the event of Termination for Cause, all rights under the Participant's Incentive Stock Options shall expire upon termination.

            (ii) Termination for Death or Disability. If the Committee so provides in the specified Award or otherwise consents in writing, in the event of a termination of an Employee's employment with the Company and all its Subsidiaries because of the death or Disability of such Employee, all Incentive Stock Options held by such Participant shall be exercisable only as to those shares that were immediately purchasable at such time by the Participant or the Participant's legal representatives or beneficiaries and only up to ninety (90) days following the date of the termination.

            (iii) Termination for Other Reasons. Unless the Committee provides otherwise in the specified Award or otherwise consents in writing, upon the termination of an Employee's employment with the Company and all its Subsidiaries because of any reason other than death, Disability or Termination for Cause, the Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for up to thirty (30) days following termination.


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      (h) Other Conditions, Restrictions, Contingencies. Each Award may specify other conditions, restrictions and contingencies to which the Incentive Stock Option is subject as deemed appropriate in the sole discretion of the Committee.

      (i) Change in Control. If the Committee so provides in the specified Award, upon fifteen (15) days advance written notice by the Company to the Participant of the Company's intent to consummate a Change in Control, the Company shall have the right, exercisable in the Company's sole discretion, to require that the Participant exercise the Participant's right to purchase all the shares that the Participant has a vested right to purchase under an existing Award within such fifteen-day period. If the Participant fails to exercise such right as to all the shares that the Participant has a vested right to purchase within such fifteen-day period, then to the extent not so exercised, all remaining purchase rights under the outstanding Options (regardless of their vested status) shall be immediately forfeited to the Company.

      9.3 Compliance with Code. The Options granted under this Section 9 of the Plan are intended to qualify as incentive stock options within the meaning of
Section 422 of the Code, but the Company makes no warranty as to the qualification of any Option as an incentive stock option within the meaning of
Section 422 of the Code.

      9.4 Amounts of Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and Subsidiaries) shall not exceed $100,000. The provisions of this Section 9.4 shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award under this Section 9 exceeds this $100,000 limit, the portion of the award in excess of such limit shall be deemed a Non-statutory Stock Option.

10. STOCK APPRECIATION RIGHTS.

      The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, which Stock Appreciation Rights are subject to the terms of the Plan and any applicable Award. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of


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the Fair Market Value on the Date of Grant of the Stock Appreciation Right.
Subject to the terms of the Plan and any applicable Award, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

11. BIOFORCE OPTIONS ISSUED PRIOR TO MERGER.

      Any holder of any option issued pursuant to the 2000 Plan or the 2003 Plan, which, pursuant to the Merger Agreement or the Plan, is converted into an option to purchase shares of Common Stock of the Company, shall be deemed to have been granted a Non-Statutory Stock Option or an Incentive Stock Option, as appropriate, subject to the Plan. In the conversion, the exercise price and number of options shall be adjusted so that there is no material change in the value of any Option or Award. Nothing in the conversion shall increase any Participant's rights under an Award that would cause the Plan to be subject to the additional taxes referenced in Code Section 409A. It is intended that any Incentive Stock Options issued pursuant to the 2000 Plan or the 2003 Plan are treated as described in Code Section 424(a). Therefore, to the extent that the Plan gives a holder of such Incentive Stock Option any additional benefits that such holder did not have under the applicable former plan, the Plan shall be interpreted so as to exclude such holder from the benefit of such additional benefits in order to prevent the holder's Incentive Stock Options from being treated as having been "modified" within the meaning of Code Section 424(h)(3).

12. METHOD OF EXERCISE.

      Each Option shall be exercised pursuant to the terms of the Plan by giving written notice to the Company at its principal place of business. The form of such notice shall be substantially similar to the exercise notice contained in Exhibit A (the "Exercise Notice"). No Option granted under the Plan may be exercised or Award granted unless, at the time of exercise or award, Common Stock to be issued qualifies for exemption from, or is registered pursuant to, applicable federal and state securities laws. In the event there shall not then be on file with the SEC under the Securities Act of 1933, as amended, an effective registration statement, including a prospectus relating to the shares subject to the Award, the Committee may require the Participant to execute and deliver to the Company prior to receipt by such Participant of any such shares under the Plan, an investment letter in form and substance satisfactory to the Company.

13. RIGHTS OF A SHAREHOLDER; LIMITED TRANSFERABILITY.

      No Participant shall have any rights as a shareholder with respect to any shares covered by an Option until the date of issuance of a stock certificate for such shares. Nothing in the Plan or in any Award granted confers on any person any right to continue in the employ of the Company or Affiliates or to continue as a director, officer, consultant or independent contractor of the Company or Affiliates or interferes in any way with the right of the Company or Affiliates to terminate a Participant's employment or services at any time.

      Except as otherwise provided in an Award or with the consent of the Committee, Options granted hereunder may be exercised only during a Participant's lifetime by the Participant, the Participant's guardian or legal representative or by a permissible transferee. Except as otherwise provided, (i) Options may be transferred by Participants pursuant to the laws of descent and distribution upon a Participant's death and (ii) during a Participant's lifetime, Non-statutory Stock Options may be transferred by Participants to members of their immediate family, trusts for the benefit of members of their immediate family, and charitable institutions ("permissible transferee") to the extent permitted under Section 16 of the Exchange Act and subject to federal and state securities laws. The term "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, sister-in-law, or brother-in-law and shall include adoptive relationships.

      The Committee shall have the authority to establish rules and regulations specifically governing the transfer of Stock Appreciation Rights, Options and restricted Stock Grants granted under the Plan as it deems necessary and advisable.

14. AGREEMENT WITH GRANTEES.

      Each Award will be evidenced by a written agreement, executed by the Participant and the Company or Affiliates, which describes the conditions for receiving such Award including the date of Award, the purchase price, if any, applicable periods, and any other terms and conditions as may be either required by applicable securities law or that are not inconsistent with the Plan, or both.

15. RESTRICTIONS ON SHARES.

      The Committee may require before any shares of Common Stock are issued pursuant to the Plan that the Participant agrees to subject the shares to such holding periods and transfer restrictions as are, in the opinion of counsel, required in order for the issuance of the shares to comply with the requirements of state or federal law.

16. PERFORMANCE BASED COMPENSATION.

      16.1 In General. All Awards of Stock Appreciation Rights and Non-statutory Stock Options issued to a Covered Employee that are intended to be performance based compensation within the meaning of the Code Section 162(m)(4)(C) shall conform to the requirements of Code Section 162(m)(4)(C) and the regulations thereunder.

      With respect to Awards that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee shall comply with the requirements of Code Section 162(m)(4)(C), including but not limited to (i) establishing in writing the applicable objective performance goals and all related terms no later than 90 days after the commencement of the period of service to which the performance goals relate (or such earlier or later date as may be the applicable deadline for compensation payable hereunder to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C)), and (ii) designating the Awards that are to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C). After the period over which the performance goals are measured, the Committee shall certify that such performance goals are satisfied and may adjust the Award downward but not upward.

      16.2 Performance Goals. Unless the Committee provides otherwise in the specified Award, the performance goals for purposes of grants that are intended to qualify as performance based compensation within the meaning of Code Section 162(m)(4)(C) shall be based on one or more of the following measures:

            (a)   Earnings per share;

            (b)   Net income (before or after taxes);

            (c)   Net income from continuing operations;

            (d) Return measures (including, but not limited to, return on assets, equity, capital or investment);

            (e) Cash flow (including, but not limited to, operating cash flow and free cash flow);

            (f)   Cash flow return on investment;

            (g) Earnings before or after taxes, interest, depreciation and/or amortization;

            (h)   Internal rate of return or increase in net present value;

            (i)   Dividend payments;

            (j)   Gross revenues;

            (k)   Gross margins; or

            (l)   Internal measures such as achieving a diverse workforce.

17. DESIGNATION OF BENEFICIARY.

      A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any shares to which the Participant would then be entitled pursuant to an Award. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

18. DILUTION AND OTHER ADJUSTMENTS.

      In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

      (a) adjustments in the aggregate number or kind of shares of Common Stock that may be awarded under the Plan;

      (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; or

      (c) adjustments in the purchase price of outstanding Options.

      No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

19. WITHHOLDING.

      There may be deducted from each distribution of cash or Common Stock or both under the Plan the amount of tax required by any governmental authority to be withheld.

20. TERMINATION AND AMENDMENT OF THE PLAN.

      The Board of Directors may at any time, and from time to time, terminate, modify or amend the Plan in any respect. No Awards under the Plan shall be granted more than ten (10) years after the Effective Date of the Plan.

      The Board may determine that shareholder approval of any amendment to the Plan may be advisable for any reason, including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.

      Such termination, modification or amendment may not affect the rights of a Participant under an outstanding Award, except the Board may, prior to a Change in Control, terminate the Plan in connection with a Change in Control and make a cash payment to all Participants with respect to Options that are vested or not vested, or both, up to an amount equal to the difference between the Fair Market Value of the Common Stock on the date of the Change in Control and the exercise price per share of such Options on the Date of Grant.

21. EFFECTIVE DATE OF PLAN.

      Subject to the approval of the stockholders of the Company, the effective date of the Plan shall be as of May 25, 2007 (the "Effective Date"). The Plan shall remain in effect subject to the terms hereof, until the earlier of the following: (1) May 24, 2017; (2) termination of the Plan by the Board of Directors; or (3) the purchase of all shares to be delivered pursuant to the Plan.

22. UNCERTIFIED SHARES.

      To the extent the Plan provides for the issuance of stock certificates with respect to Common Stock, the Company may, in lieu thereof, record the shares on a non-certified basis on a book entry account maintained by the Company's transfer agent.

23. APPLICABLE LAW.

      The Plan will be administered in accordance with the laws of the State of Nevada, unless the Company changes its state of incorporation, in which case the laws of its state of incorporation, to the extent not preempted by Federal law as now or hereafter in effect.

24. COMPLIANCE WITH SECTION 16.

      With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.


May 25, 2007                                             /s/ Eric Henderson
------------                                             ------------------
(Date Adopted)                                           Eric Henderson
                                                         Chief Executive Officer


-----------------------------                            -----------------------
Date Approved by Shareholders                                  Secretary

                                    EXHIBIT A

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.

                 AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

                                 EXERCISE NOTICE

BioForce Nanosciences Holdings, Inc.
1615 Golden Aspen Drive, Suite 101
Ames, IA 50010

Attn: Amended and Restated 2006 Equity Incentive Plan Committee

      1. Exercise of Option. Effective as of today, ________________, _________, 20_____, the undersigned ("Option Holder") hereby elects to exercise his or her option to purchase __________ shares of Common Stock (the "Shares") of BioForce Nanosciences Holdings, Inc. (the "Company"), under and pursuant to the Company's Amended and Restated 2006 Equity Incentive Plan (the "Plan") and the Stock Option Agreement dated ___________, 20___, (the "Option Agreement"), of which ___________ shares are pursuant to the exercise of incentive stock options and
__________ shares are pursuant to the exercise of nonqualified stock options.

      2. Delivery of Payment/Withholding. Option Holder herewith delivers to the Company the full purchase price of the Shares and any applicable withholding (unless other arrangements have been made for such withholding), as set forth in the Option Agreement.

      3. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist due to Option Holder's exercise of the Option. The certificate evidencing the Shares shall be issued to Option Holder as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

      4. Tax Consultation. Option Holder understands that Option Holder may suffer adverse tax consequences as a result of Option Holder's purchase or disposition of the Shares. Option Holder represents that Option Holder has consulted with any tax consultants Option Holder deems advisable in connection with the purchase or disposition of the Shares and that Option Holder is not relying on the Company or any of its advisors or consultants for any tax advice.

      5. Entire Agreement. Option Holder herewith delivers the documents reasonably required by the Company including, without limitation, an Investment Representation Statement, if requested. These documents, together with the Plan and Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Option Holder with respect to the subject matter hereof.

Submitted by:                               Accepted by:

OPTION HOLDER                               BIOFORCE NANOSCIENCES HOLDINGS, INC.


                                            By:
------------------------------------            --------------------------------
Signature


                                            Title:
------------------------------------               -----------------------------
Print Name

                                            ------------------------------------
                                            Date Received

Address:


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                                      -18-